UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 12, 2010 (October 11, 2010)
Date of Report (Date of earliest event reported)

UAN CULTURAL & CREATIVE CO., LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-15341	20-3303304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2095 E. Big Beaver Road
Suite 200
Troy, MI 48083
Attn:  Parsh Patel
(Address of Principal Executive offices)(Zip Code)

(586) 530-5605
(Registrant's telephone number Including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

Certain statements made in this Current Report on Form 8-K are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of UAN Cultural & Creative Co., Ltd. (the “Company”, “we”, “our”, or “us”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the continued expansion of its business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Forward-looking statements, which involve assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.  Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) On October 11, 2010, the Company dismissed Gruber & Company, LLC (“Gruber”) as its independent certified public accountants. The decision was approved by the Board of Directors of the Company.

The report of Gruber on the Company’s financial statements for its fiscal years ended December 31, 2009 and 2008 indicated conditions which raised substantial doubt about the Company’s ability to continue as a going concern.  Except as set forth in the preceding sentence, the report of Gruber on the Company’s financial statements for its fiscal years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  During the Company’s fiscal years ended December 31, 2009 and 2008 and the subsequent interim periods preceding the termination, there were no disagreements with Gruber on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Gruber would have caused Gruber to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

The Company requested that Gruber furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether or not it agrees with the Company’s statements in this Item 4.01. A copy of the letter furnished by Gruber in response to that request, dated October 11, 2010, is filed as Exhibit 16.1 to this Form 8-K.

(b) Effective October 11, 2010, Yichien Yeh, CPA of Forest Hills, New York (“Yeh CPA”), was engaged as the Company’s new independent registered accounting firm.  During the two most recent fiscal years and the interim period preceding the engagement of Yeh CPA, the Company has not consulted with Yeh CPA regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

ITEM 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective as of October 11, 2010, Mr. I-Kai Su was appointed the Company’s Chief Financial Officer.  Mr. Su’s resume is included in this report under the caption “Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) Of The Exchange Act”.

ITEM 5.06  CHANGE IN SHELL COMPANY STATUS

PRELUDE

The Company formerly was a shell company.

The Company has initiated operations, and is no longer a shell company.  The Company has also changed its certifying accounting firm.

BACKGROUND

We were formed on August 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an entity that has an operating business in the security industry (collectively, a “Business Combination”).

We completed an initial public offering (“IPO”) on March 15, 2006 based on that business plan. Stockholder funds raised in the IPO were segregated in a trust account and we were obligated to return the segregated funds to the investors in the event the Business Combination was not completed within 18-months (24-months, under certain circumstances).  By the end of the 18-month period we had not engaged in any operations, generated any revenues, or incurred any debt or expenses other than in connection with our IPO.  Since we were not able to consummate our business plan and the Business Combination was not completed within the required time period, we liquidated the segregated funds held in the trust account, returned the funds to the investors in the IPO, redeemed the Class B Common Stock the investors acquired in the IPO and reconstituted the company as an ongoing business corporation. As a result of the foregoing, we became a public shell company.

The securities issued in our IPO consisted of Class A Common Stock, which is now regular Common Stock, Class W Warrants, Class Z Warrants, Class B Common Stock which was redeemed from the stockholders when the funds raised in the IPO were returned to them and is no longer outstanding, Class A Units which consisted of two shares of Class A Common Stock and ten Class Z Warrants, and Class B Units which consisted of two shares of Class B Common Stock and two Class W Warrants.

We experienced a change in control on June 30, 2010, both at the stockholder and director levels as the result of the purchase of 35,095,100 shares of our Common Stock, approximately 95.6 percent of our Common Stock which was issued and outstanding on that date, by 8 persons and the simultaneous reconstitution of our Board of Directors (collectively, the “Transaction”). Our new Board of Directors have created a new business plan and we have initiated that business involving the sale and appraisal of authentic and high quality works of art, primarily paintings, initially in Taiwan.

On August, 2010, we amended our Certificate of Incorporation (the “Certificate”) to change our name to UAN Cultural & Creative Co., Ltd. and effect a one for ten reverse stock split of our Common Stock.

BUSINESS

OVERVIEW

Since the closing of the Transition, our management has been preparing to initiate operations.  On July 23, 2010, two of our stockholders, one of which, David Chen -Te Yen, is our president, chairman and owns approximately 71.5% of our common stock, loaned us an aggregrate of $500,000 ($300,000 of which was from David Chen-Te Yen) which loans are payable on demand and bear interest at the rate of 8% per annum. These funds have been used to initiate our business. Additional funds will be required for us to be successful.

On August 20, 2010, we signed a lease for our initial art gallery which is located in Luzhu Township, Taiwan.  We also acquired furniture, fixtures and improvements, at a cost of $250,000, such that the gallery would provide a showcase from which to initiate our operations.  The gallery is now open and provides an elegant and comfortable setting from which we sell our artworks and conduct art shows, exhibitions, private showings, meetings, cocktail parties and other gatherings for the benefit of both our customers and featured artists.  We are now conducting business.

Our initial product offerings at the gallery consisted of 17 paintings.  Seven of these paintings were acquired for $252,000 from  Yung Chien Wu, a consultant to the Company, who is a well known artist in Taiwan and mainland China.  In addition, we are offering for sale 10 paintings by various artists which we  are offering for sale on a consignment basis.  The gallery currently opens on weekends during which sell our artworks and conduct art shows and exhibitions that we advertise to potential customers in the geographic area close to the galley as well as to potential customers in surrounding cities who our sales force has identified as potential purchases of our art works.  During Monday thru Friday, the gallery opens on an appointment basis for private showings of our artwork to potential customers.  With this approach, we are able to control our operating expenses.  To date, we have sold 3 paintings and have several sales pending.  We are currently negotiating to secure additional paintings from other artists both on a purchase and consignment basis.

We also are offering customized paintings to our customers through our sales representatives, which include commutative portraits painted by student-artists who we retain at a low cost to us.  In addition, our website, http://www.uanusa.com/main.php, is now operational.  It contains a statement of our mission, identifies certain of our feature artists, as well as pictures of certain paintings that we are currently offering for sale at our gallery.  We are also offering memberships in a club we have organized called UAN Club.  Members can join UAN Club by registering on-line.

STRATEGY

We currently have one art gallery located in Luzhu Township, Taiwan.  Depending upon the availability of working capital, we intend to open additional galleries in the larger cities in Taiwan and subsequently mainland China.  We also intend to expand our presence on the internet to facilitate on-line retail sales of our products and to increase appreciation for the arts through sponsorship of art clubs and other programs. Because our working capital is limited, we are and will continue to sell our artworks at the gallery through sales representatives who are primarily paid on a commission basis.  We will also offer our artworks though the internet.  We expect to maintain low levels of inventory by acquiring artworks to sell to our customer from artists on a consignment basis.  We also are offering customized paintings to our customers through our sales representatives, which include commutative portraits painted by student artists who we retain at a low cost to us.  We also expect to act as an agent for clients who wish to acquire artworks and require assistance in locating the desired artwork as well as certifying ethnicity and value.  Our initial focus will be on expanding our business in ways that do not require significant capital expenditures and creating name recognition for the Company through the promotion of the arts in general, which we expect to accomplish through our sponsorship of art shows, exhibitions, our relationships with feature artists and through our internet programs.  Our mission is to increase awareness of the arts and the opportunities that artworks provide as profitable investments.

GALLERY OPERATIONS

We currently own one galley which showcases paintings in an elegant setting.  We have and will continue to conduct weekend exhibitions and other events at the galley, which events are directly marketed to potential customers by individuals in our sales force.  Depending on the resources available to us, we expect to open additional galleries in the future.  Our galleries will initially be located in the larger cities in Taiwan.  Depending on the availability of working capital, we hope to open art galleries in mainland China as well.

INTERNET

Our website, http://www.uanusa.com/main.php, is now operational.  It contains a statement of our mission, identifies feature artists, as well as pictures of the paintings that we are currently offering for sale at our gallery.  We are also offering membership in a club called UAN Club, which members can join by registering on-line.  We intend to modify our website so that we can initiate internet sales of our products.  Through this online media, other galleries, dealers, and private collectors will be able to review the products we have available and purchase these products online.

CUSTOMIZED PAINTINGS

We are offering to our customers what we refer to as customized paintings which include family portraits, personal portraits, wedding portraits, memorial portraits and paintings commemorating other special events.  These paintings will be produced primarily by student artists. See “Student Artists”, below.  Our customized paintings will also include theme paintings and paintings that are used to decorate corporate facilities and hotels; a common practice in Taiwan and mainland China.  The artworks in these facilities are often designed by persons who specialize in creating a proper atmospheric balance in the building.  This concept has a long tradition in Chinese culture.  We expect to have arrangements with designers who will provide us with contacts to potential institutional customers in consideration for a commission.

AGENTS

We also expect that our customers will retain us to act as a agent with respect to artworks which may include paintings or other works of fine art which they wish to acquire and which we do not have available for sale.  We expect to charge commissions for this service and utilize consultants who will not only help us locate the desired artwork but also certify ethnicity and value which will provide our clients with comfort that they are acquiring quality for fair consideration.  We believe this service will be very valuable to customers who are often exposed to bad practices in the industry.

OTHER PRODUCTS

In the future, we expect to expand our product offerings beyond paintings and to sell sculptures, antiques and other works of art.  In doing so, we will use much the same business plan as we have described here with respect to the expansion of our business in connection with paintings.

PROMOTION OF THE ARTS

We believe that there is a very large audience for fine art in Taiwan and mainland China which is substantially untapped.  We intend to promote the awareness of fine art and by doing so create a customer base which will be a significant asset to us in the future.  We expect to use may approaches in promoting the arts, including through art shows and exhibitions which we sponsor at our galleries and at other facilities.  Also, we have formed a club, which we will refer to as the UAN Club, which will promote the arts and encourage club members who wish to learn more about fine art and potentially acquire artworks as an investment.  Members can join the club by registering on our website or through direct contact with our sales staff.

MARKETING AND SALES

Our marketing and sales strategy is currently direct sales i.e., the sale our products to customers through personal contacts of our sale force.  Potential customers are identified by our sales force and invited to our gallery and to exhibitions which we sponsor or are otherwise provided opportunities to acquire artworks through us.  Our sales staff consists of 4 persons who are paid on a fixed salary plus discretionary basis.  Our sales staff is now contacting potential customers around our gallery in Luzhu Township, Taiwan.  However, the geographic range of these efforts will increase as we expand our operations and open additional galleries and complete our internet sales platform.  Using a direct-sales model allows us to penetrate the market without having to spend large amounts of capital before sales are generated.  The highest cost for customer acquisition is the commissions paid on sales which generate receipts to us.  These commissions are paid only after the sale and shipment of the artwork.  Our marketing program includes sponsoring art shows, specialized showings, meetings, cocktail parties and other gatherings for the benefit of customers, featured artists and for the promotion of the arts in general.

We intend to showcase student artists by holding special exhibits and events in our galleries and in different locations initially in Taiwan and subsequently mainland China.   Through this means we expect the artists to gain recognition which will allow us to increase prices for their work thereby increasing our profits as well.

PRODUCTION AND FULFILLMENT

Because the products that we sell will include customized paintings which will be specially ordered by customers before they are produced and paintings which we will sell on consignment, we believe we will be able to maintain low levels of acquired inventory so as to both reduce our risk of loss and preserve our working capital, which is very limited.  We expect that many of our products will be produced after the orders have been placed which eliminates the need to maintain high levels of inventory on hand.  It will be our goal to focus on art which is pre-sold or readily saleable (either due to price or quality).

STUDENT ARTISTS

Through the efforts of our consultant Yung Chien Wu, we are developing relationships with several well known educational institutions which have excellent art programs such as Fu-Hsin Trade and Art School, National Taiwan Normal University College of Arts, China Academy of art, China Central Academy of Fine Arts and Sichuan Fine Arts Institute.  Often, the students in these institutions are very talented but have little financial support.  We intend to select the most talented of these students and enter into contracts with them to perform services on our behalf.  Student artists will paint the customized painting that we sell to our customers in the ordinary course of our business.  Student artists will also provide paintings for us to sell to our clients.  Through this means we will insure a significant inexpensive supply of artworks and insure high quality for our customized paintings as well.  Lastly, we believe that the relationships that we develop with up and coming artists will form the basis as future relationships with them after they become well known and their art can be sold at higher prices.

The internet provides a communication network for us to sell our artwork.  In order to take full benefit of this platform we will need additional working capital to buy and/or create software programs which will allow us to efficiently use the internet.  We expect to expand this platform as working capital becomes available to do so.

CUSTOMERS AND TARGET MARKET

According to the Mac Report, a media company that provides a Web-based forum for public and private issuers, the worldwide market for collectibles is $120 Billion annually.  With the penetration of the personal computer and the internet into most nations, this market is predicted to grow at a healthy pace over the next two decades.

There is no geographic exclusivity to our business.  Artworks can be sold in any jurisdiction in which there is a current market or where art appreciation can be created.  Although our initial focus will be Taiwan and subsequently mainland China, over time we may seek to expand our business into other jurisdictions.

Our customer bases could potentially include everyone who admires fine art.  However, we believe that insofar as Taiwan and mainland China are concerned, this market needs to be cultivated and through the programs that we will sponsor, we expect to be able to do so. We will expand our business through promotion of our company by our sales team who will contact potential buyers.  We expect our name recognition to grow through the participation of artists and potential customers at the events we will sponsor and subsequently through internet content.

BRAND

We believe that image and name is very important to our overall and long term success.  We expect that our relationships with student artists will provide a platform to enhance our operations as the recognition of their talents increase, in part though our efforts.  Student artists will make personal appearances at exhibitions and events to help promote awareness of their work and our brand name.  The name UAN will be supported in all aspects of our marketing, in order to position us as a unique business with quality products within the art community.

GOVERNMENT LAWS AND REGULATIONS

Many of our activities are or may become subject to laws and regulations including, but not limited to, import and export regulations, cultural property ownership laws, data protection and privacy laws, anti-money laundering laws, and value added sales taxes. We do not expect that such regulations will impose a material impediment to our business, but do affect the market generally, and a material adverse change in such regulations could affect our business.

SEASONALITY

Our industry can be subject to seasonal variations in demand. For example, we expect that demand may be higher during the winter holiday shopping period. Quarterly results may also be materially affected by the timing of the introduction of featured artists and our customized painting offerings may be in highest demand in the spring and early summer months when weddings are more frequent due to weather conditions.  Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.

PATENTS AND TRADEMARKS

We do not currently have any patent or trademark protection.  If we determine it is feasible to file for such trademark protection, we still have no assurance that doing so will prevent competitors from using the same or similar names, marks or concepts.

COMPETITION

There are many companies substantially larger than us that have a head start in cultivating the fine art industry in Taiwan and mainland China.  For example, Sotheby’s and Christie’s each have a presence in these markets and are expanding.  There are also numerous small galleries and dealers in both Taiwan and mainland China which sell artwork.  Most of these companies have greater experience and substantially more financial resources than we do.  The Taiwanese government and various foundations sponsor events which may compete with events which we sponsor.  Furthermore, as we expand our internet platform, we will complete with internet based companies that sell artwork through sites on the internet and potentially artists who either have or will create their own sites.  Competition in our industry is very substantial.  However, in the areas in which we expect to initially operate, many of our competitors are not well organized and have no clear mission.  Some are not reputable and sell low quality products at high prices.  We believe that customer’s awareness of these difficulties will provide us a significant opportunity to succeed, provided that we implement our business plan correctly.

EMPLOYEES

As of September 30, 2010, we had 9 full-time employees and 2 individuals who are independent contractors. No employee is represented by a labor union.  The Company anticipates employing additional personnel as needed for the operation of our business.

PROPERTIES

We presently operate out of offices in Troy Michigan and an art gallery of approximately 7,567 square feet located at Luzhu Township, Taiwan.  Our telephone number is (586) 530-5605.  The initial term of the lease for the art gallery is two years commencing on August 25, 2010, and provides for base rent of NTD 95,000 per month (approximately $3,040 per month USD). We intend to establish additional corporate facilities and art galleries as we expand our operations.

RISK FACTORS

An investment in the Company involves a high degree of risk.  You should carefully consider the risks described below before making a decision to buy our Common Stock.  If any of the following risks actually occurs, we may not be able to continue as a going concern.  In that case, you would likely lose your entire investment.  You should also refer to the other information in or incorporated into this report, including our financial statements and the related notes.  Except for  historical  information,  the  information  in this report  contains  "forward-looking"  statements  about our  existing and  future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this report.  The risks described below address some of the factors that may affect our future operating results and financial performance.

RISKS RELATED TO OUR FINANCIAL CONDITION

WE NEED SIGNIFICANT INFUSIONS OF ADDITIONAL CAPITAL, WHICH MAY RESULT IN DILUTION TO OUR STOCKHOLDERS’ OWNERSHIP AND VOTING RIGHTS IN OUR COMPANY.

Based upon our current cash reserves, operations and forecasted operations, we believe that we will need substitute outside funding to provide the working capital necessary to expand our business.  Our need for additional capital to finance our business strategy, operations, and growth will be greater should, among other things, revenue or expense estimates prove to be incorrect. If we fail to arrange for sufficient capital in the future, we will not be able to expand operations until we can obtain adequate financing.  We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which will adversely affect our prospects. Debt financing must be repaid regardless of whether or not we generate profits or sufficient cash flow from our business activities to satisfy the obligations. Equity financing will result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our Common Stock.

BECAUSE WE ARE SMALL AND HAVE LIMITED WORKING CAPITAL, WE MUST LIMIT OUR OPERATIONS. A COMPANY IN OUR INDUSTRY WITH LIMITED OPERATIONS HAS A SMALLER OPPORTUNITY TO BE SUCCESSFUL THEN A COMPANY WITH GREATER RESOURCES. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and have limited working capital, we must limit our operations. Because we will have to limit our operations, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

RISKS RELATED TO OUR BUSINESS

WE HAVE BEEN A DEVELOPMENT STAGE COMPANY, HAVE RECENTLY COMMENCED OPERATIONS, AND HAVE NO OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR COMPANY CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

We were organized in August, 2005 and had no operations from our inception until August, 2010 from which to evaluate our business and prospects. Prior to June 30, 2010, most of our activities have been centered on attempting to consummate a business combination and other start-up activities.  We have had limited revenue to date.  There can be no assurance that our current operations and /or our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to commence and sustain our operations, our stockholders would likely lose their entire investments. We face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with conducting operations, including capital requirements and managements’ potential underestimation of initial and ongoing costs. As a new business, we may encounter delays and other problems.  We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably or perhaps at all and we may not have adequate working capital to meet our obligations as they become due.

Our ability to operate as a going concern and to achieve profitable operations will depend on such factors as the success of our business model, marketing strategy, market penetration, competition and the availability of financing.  No assurance can be given that we will be able successfully to develop our business under the foregoing conditions and given the inherent risks.

OUR SUCCESS WILL DEPEND UPON OUR ABILITY TO DEVELOP RELATIONSHIPS WITH ARTISTS AND CUSTOMERS. IF WE CANNOT DEVELOP SUFFICIENT FAVORABLE RELATIONSHIPS, WE MAY NEVER BECOME PROFITABLE.  AN INVESTOR COULD LOSE HIS ENTIRE INVESTMENT.

We market artworks on a retail basis, through our art gallery and sales staff and intend to do so on the internet.  We intend to expand our operations when we have the working capital to do so.  Our performance depends, in large part, on our ability to develop relationships with potential customers who will purchase artworks in sufficient quantities. We have no long-term contracts or other contractual assurances of supply, pricing or access to new products. We may never develop sufficient customers or relationships with artists, which would negatively impact our operations and our proposed operations. Also because we intend to maintain low levels of purchased inventory, our inability to obtain particular merchandise on consignment could have a material adverse effect on our financial condition and results of operations. There can be no assurance that we will be able to acquire desired merchandise in sufficient quantities on terms  acceptable to us, or that an  inability to acquire  suitable merchandise, or the loss of one or more key sources of supply to us,  will not have a material adverse effect on our financial condition and results of operations. As a result, we may never become profitable. An investor could lose his entire investment.

WE INITALLY DEPEND ON ONLY ONE ART GALLERY TO CONDUCT OUR OPERATIONS.

Our initial operations will be substantially reliant upon the success of our initial art gallery.  If our art gallery were to operate at a loss, it would have a negative impact on our business.  While we are considering purchasing casualty insurance to protect us against damage and loss of the paintings held at the gallery, we have not done so at this point and any material damage to, or loss of, our merchandise due to fire, flooding or other causes, would have a material adverse effect on our financial condition, business, and prospects.

INSURANCE COVERAGE FOR ARTWORK MAY BECOME MORE DIFFICULT TO OBTAIN, EXPOSING US TO LOSSES FOR ARTWORK IN OUR POSSESSION.

We are considering purchasing insurance coverage for the works of art we own and for works of art consigned to us by our clients, which are stored at our art gallery. If we fail to do so and do not adequately insure such works of art due to limited capacity of the insurance market or costs related thereto could have an adverse impact on our business.

WE MAY BE SUBJECT TO ADDITIONAL RISKS ASSOCIATED WITH DOING BUSINESS IN FOREIGN COUNTRIES.

We expect to distribute our artworks in Taiwan and other foreign countries, and face significant additional business risks associated with doing business in those countries.  In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers which may make it difficult to evaluate business decisions or transactions, ongoing business risks resulting from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability which may be exacerbated in various foreign countries.  There can be no assurance that we would be able to enforce business contracts, repatriate local funds or protect our intellectual property rights in foreign countries.

In doing business in foreign countries we may also be subject to risks, including, but not limited to, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, expropriation, corporate and personal liability for violations of local laws, possible difficulties in collecting accounts receivable, increased costs of doing business in countries with limited infrastructure, risks related to shipment of artworks across national borders and cultural and language differences.  We also may face competition from local companies which have longer operating histories, greater name recognition, and broader customer relationships and industry alliances in their local markets, and it may be difficult to operate profitably in some markets as a result of such competition.  Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, and capital investment, resource self-sufficiency and balance of payments positions, and in other respects.

IF WE EXPAND OUR BUSINESS INTO MAINLAND CHINA AS WE EXPECT TO DO, WE WILL BE SUBJECT TO SUBSTANTIAL RISKS RELATED TO OPERATING IN THAT JURISDICTION.

If we are successful in opening galleries and conducting business in mainland China (the “PRC”), we will be subject to the risks inherent in operating a business in that jurisdiction.  These risks include, but are not limited, to the following:

(i)	the PRC legal system has inherent uncertainties that could limit the legal protections available to us;
(ii)	PRC economic reform policies or nationalization could result in a loss of our total investment loss in the PRC;
(iii)	we may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in the PRC;
(iv)	government control of currency conversion and the fluctuation of PRC currency, the renminbi, may materially and adversely affect our operations and financial results;
(v)
the economy of China has been experiencing unprecedented growth, which could be curtailed if the government tries to control inflation by traditional means of monetary policy or its return to planned-economy polices, any of which would have an adverse effect on us;

(vi)	a downturn in the Chinese economy may slow down our growth and profitability; and
(vii)
any occurrence of serious infectious diseases, such as recurrence of severe acute respiratory syndrome (SARS) causing widespread public health problems, could adversely affect our business and result of operations.

GOVERNMENT LAWS AND REGULATIONS MAY RESTRICT OR OUR BUSINESS.

Many of our activities are subject to laws and regulations including, but not limited to, import and export regulations, cultural property ownership laws, data protection and privacy laws, anti-money laundering laws, antitrust laws and value added sales taxes. Additionally, we expect to pay income taxes in foreign jurisdictions.  Such regulations do not impose a material impediment to our business, but do affect the market generally, and a material adverse change in such regulations could affect our business. Additionally, export and import laws and cultural property ownership laws could affect the availability of certain kinds of property we offer for sale or could increase the cost of moving property to such locations.

GLOBAL POLITICAL CONDITIONS AND WORLD EVENTS MAY NEGATIVELY AFFECT OUR BUSINESS AND CUSTOMERS.

Global political conditions and world events may affect our business through their effect on the economies of various countries, as well as on the willingness of potential buyers and sellers to purchase and sell art in the wake of economic uncertainty. Global political conditions may also influence the enactment of legislation that could adversely affect our business.

FOREIGN CURRENCY EXCHANGE RATE MOVEMENTS CAN SIGNIFICANTLY INCREASE OR DECREASE OUR RESULTS OF OPERATIONS.

We currently have operations in Taiwan, and expect to conduct business in mainland China.  Initially, we expect that virtually all of our revenue will be earned outside of the U.S.  Accordingly, fluctuations in foreign currency exchange rates can significantly increase or decrease our results of operations.

THERE ARE RISKS ASSOCIATED WITH AN INTERNET MARKETING STRATEGY.

We have not previously conducted marketing programs according to practices common to Internet industries.  The costs for new information technology systems needed to efficiently engage in internet sales could be substantial, as could the amount of time needed to acquire and implement such systems.  The inability to create or purchase the technology required, or to do so in a timely and cost effective manner, could have a material adverse effect on our financial condition and results of operations.

TAX MATTERS MAY CAUSE SIGNIFICANT VARIABILITY IN OUR FINANCIAL RESULTS.

We expect to operate in many tax jurisdictions throughout the world and the provision for income taxes involves a significant amount of judgment regarding interpretation of relevant facts and laws in the jurisdictions in which we may operate. Taxes can have a material effect in our business.  We do not have the expertise required in this area and we will have to retain experts to help us in this regard. The cost of such services may be high. Therefore, it may be difficult for us to secure the expertise required in this area.

Similarly, our clients and potential clients may reside in various tax jurisdictions throughout the world. To the extent that there are changes to tax laws in any of these jurisdictions, such changes could adversely impact the ability and/or willingness of our clients and potential clients to purchase or sell works of art.

WE MAY BE AFFECTED BY SALES TAX CONSIDERATIONS FROM VARIOUS JURISDICTIONS.

Various jurisdictions, included in the U.S., are increasingly seeking to impose sales or use taxes on internet sales. The imposition of sales taxes on any internet sales may have a negative affect on our financial condition and results of operations in the future.  Any such impact cannot currently be quantified.

OUR BUSINESS CAN BE SUBJECT TO SEASONAL FLUCTUATIONS IN SALES, WHICH CAN DEVELOP FLUCTUATING QUARTERLY RESULTS IN OUR OPERATIONS.

Our industry can be subject to seasonal variations in demand. For example, we expect that demand may be higher during the winter holiday shopping period. Quarterly results may also be materially affected by the timing of the introduction of featured artists and our customized painting offerings may be in highest demand in the spring and early summer months when weddings are more frequent due to weather conditions.  Accordingly, our performance in any particular quarter may not be indicative of the results that can be expected for any other quarter or for the entire year.  Significant deviation from projected demand for merchandise could have a material adverse effect on our financial condition and quarterly or annual results of operations.

OUR DIRECTORS AND OFFICERS WILL HAVE SUBSTANTIAL INFLUENCE OVER OUR OPERATIONS AND CONTROL SUBSTANTIALLY ALL BUSINESS MATTERS.

Our officers and our directors are responsible for conducting our day-to-day operations.  Most of them acquired stock in the Transactions. Many of them lack public Company experience. We will not benefit from the multiple judgments that a greater number of directors or officers may provide, and we rely completely upon the judgment of our officers and directors people in making business decisions.

OUR SUCCESS IS DEPENDENT UPON THE CONTINUED SERVICES OF MANAGEMENT AND TWO CONSULTANTS AND WE CURRENTLY HAVE NO KEY MAN INSURANCE ON ANY KEY PERSONNEL.

Our success is dependent on the continued efforts of Parsh Patel, currently our Chief Executive Officer and David Chen-Te Yen, our President and the services rendered by two consultants Michael Chang and Yung Chien Wu.  The loss of any of these individuals would have a material adverse effect on our operations.  We anticipate that we will need to hire additional skilled personnel in all areas of our business in order to grow.  There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future, the failure of which would have a material adverse effect on our business, financial condition and results of operations.  We do not currently maintain "key man" life insurance on the life of any of our employees.  To the extent that the services of key personnel become unavailable, we will be required to retain other qualified persons and there can be no assurance that we will be able to employ qualified persons upon acceptable terms.

WE HAVE NO EXPERIENCE AS A PUBLIC COMPANY.  OUR INABILITY TO OPERATE AS A PUBLIC COMPANY COULD BE THE BASIS OF YOUR LOSING YOUR ENTIRE INVESTMENT IN US.

We have never operated as a public company. We have no experience in complying with the various rules and regulations which are required of a public company. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations which are required of a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

A PART OF OUR STRATEGY REQUIRES US TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH STUDENT ARTISTS.

Our strategy depends on developing and maintaining relationships with artists, student-artists and others.  These relationships are of particular importance to us with respect to our customized paintings, since young artists will paint this artwork for us at a low cost. These artists will also provide artwork for us to sell in the ordinary course of our business and provide an important source of artwork for us as their reputation increases.  We will need to maintain and develop relationships with these independent artists.  There can be no assurance, however, that we will be able to develop and maintain these relationships.  If we fail to develop and maintain such relationships, we may be forced to change our strategy, which could have a material adverse effect on our operations.  Further, if our relationship with a young artist is terminated, particularly one who has been featured by us, it is likely our business will be disrupted until a replacement is identified and the relevant services are procured.

THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If we are successful in opening additional galleries and initiating internet sales of our artworks, we will be required to deliver large volumes of quality products to our customers on a timely basis at a reasonable cost to those customers. Such demand can also create working capital issues for us, as we need increased liquidity to fund purchases of artworks and supplies art and other items. It will also place a significant strain on our management, administration and operational resources.  We will also be required to continue improving our operations, management and financial systems and controls. The failure to manage growth effectively could have an adverse effect on our business, financial condition and results of operations. We cannot  assure you, however,  that  business  will  rapidly  grow  or that  our  efforts  to  implement and expand our business will be successful.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ADDITIONAL ART GALLERIES THAT WE OPEN IN THE FUTURE.

If we have the working capital necessary to do so, we expect to open additional art galleries in Taiwan and mainland China. There can be no assurance that we will be able to do so.  If we do expand our business, there can be no assurance we will be able to do so successfully.  Expansion of our business may be accompanied by risks such as potential exposure to unknown liabilities.

OUR OFFICERS, DIRECTORS AND CONSULTANTS WILL ALSO ALLOCATE THEIR TIME TO OTHER BUSINESSES, AND SUCH OTHER AFFAIRS COULD LIMITATTENTION TO OUR ACTIVITIES.

Our officers, directors and consultants are not required to commit their full time to our affairs, which may result in conflicts of interest in allocating their time between our operations and other businesses. All of our executive officers, directors and consultants are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If these other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and hinder their ability to help us consummate our business plan.

OUR OFFICERS, DIRECTORS AND CONSULTANTS MAY BE AND IN THE FUTURE MAY BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND, ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.

Our officers, directors and consultants may be and in the future may become affiliated with entities, engaged in business activities similar to those conducted and intended to be conducted by us. Additionally, our officers, directors and consultants may become aware of business opportunities which may be appropriate for presentation to us as well as to the other entities with which they have fiduciary or other obligations or other compelling interests. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER EFFECTS OF CERTAIN SPECIAL CHARTER AND BY-LAW PROVISIONS

Our Board of Directors has the authority to issue up to 5,000 shares of Preferred Stock, $.0001 par value, and to fix the terms thereof, without any further vote or action by our stockholders, including voting rights, dividend rights, terms of redemption, conversion rights and liquidation preferences of such shares.  Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of the Common Stock.  The Board of Directors could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of the Company by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve.  There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue any Preferred Stock.

In addition, the Company’s by-laws provide for a classified Board of Directors.  This could inhibit a change of control of the Company because it will take at least two annual meetings to change control of the Board of Directors by stockholder vote.

FAILURE TO COMPLY WITH THE UNITED STATES FOREIGN CORRUPT PRACTICES ACT COULD ADVERSELY IMPACT OUR COMPETITIVE POSITION AND SUBJECT US TO PENALTIES AND OTHER ADVERSE CONSEQUENCES.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China and other jurisdictions. We expect to implement safeguards to prevent and discourage such practices by our employees and agents. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

CERTAIN FACTORS RELATING TO OUR INDUSTRY

INTENSE COMPETITION IN OUR MARKET COULD PREVENT US FROM ACHIEVING PROFITABILITY. WE MAY NEVER BECOME PROFITABLE, FAIL AS AN ORGANIZATION, AND OUR INVESTORS COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

There are many companies substantially larger than us that have a head start in cultivating the fine art industry in Taiwan and mainland China.  For example, Sotheby’s and Christie’s each have a presence in these markets and are expanding.  There are also numerous small galleries and dealers in both Taiwan and mainland China which sell artwork.  Most of these companies have greater experience and substantially more financial resources than we do.  The Taiwanese government and various foundations sponsor events which may compete with events which we sponsor.  Furthermore, as we expand our internet platform, we will complete with internet based companies that sell artwork through sites on the internet and potentially artists who either have or will create their own sites.  Competition in our industry is very substantial.  Some of our competitors may be able to secure merchandise from suppliers on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than we can.  However, in the areas in which we expect to initially operate, many of our competitors are not well organized and have no clear mission.  Some are not reputable and sell low quality products at high prices.  We believe that customer’s awareness of these difficulties will provide us a significant opportunity to succeed, provided that we implement our business plan correctly.

COMPETITION IN THE ART MARKET IS INTENSE AND MAY ADVERSELY IMPACT OUR RESULTS OF OPERATIONS.

We will compete with other galleries, art dealers and internet concerns to obtain merchandise, including through consignments, to offer for sale to our customers. The level of competition is intense and can adversely impact our ability to obtain merchandise for sale, as well as the margins we achieve on the resale of our merchandise.

THE SUPPLY OF AND DEMAND FOR WORKS OF ART CAN BE ADVERSELY IMPACTED BY WEAKNESS IN THE GLOBAL ECONOMY AND THE FINANCIAL MARKETS OF VARIOUS COUNTRIES.

The international art market is influenced over time by the overall strength and stability of the global economy and the financial markets of various countries, although this correlation may not be immediately evident. Our business can be influenced by the economies and financial markets of the U.S., the U.K., and the major countries or territories of Continental Europe and Asia. Accordingly, weakness in those economies and financial markets can adversely affect the supply and demand of works of art and our business.

WE EXPECT TO BE DIRECTLY AFFECTED BY FLUCTUATIONS IN THE GENERAL ECONOMY IN TAIWAN AND MAINLAND CHINA.

Demand for our art and other collectible merchandise will be affected by the general economic conditions in Taiwan and mainland China.  When economic conditions are favorable and discretionary income increases, purchases of non-essential items like art and other collectible merchandise generally increase.  When economic conditions are less favorable, sales of art and other collectibles are generally lower. In addition, we may experience more competitive pricing pressure during economic downturns.   Therefore, any significant economic downturn or any future changes in consumer spending habits could have a material adverse effect on our financial condition and results of operations.

WE EXPECT OUR PRODUCTS TO BE SUBJECT TO CHANGES IN CUSTOMER TASTE.

The markets for our products are subject to changing customer tastes and the need to create and market new products.  Demand for artworks is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions.  Because these factors can change rapidly, customer demand also can shift quickly.  Some types of artwork appeal to customers for only a limited time.  The success of new product introductions depends on various factors, including product selection and quality, sales and marketing efforts, timely production and delivery and consumer acceptance. We may not always be able to respond quickly and effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new artworks to market.  If we were to materially misjudge the market, certain of our artworks may remain unsold.  The inability to respond quickly to market changes could have a material adverse effect on our financial condition and results of operations.

WE CANNOT BE ASSURED OF THE AMOUNT AND QUALITY OF ARTWORK WE WILL HAVE AVAILABLE FOR SALE, WHICH MAY CAUSE SIGNIFICANT VARIABILITY IN OUR FINANCIAL RESULTS.

The amount and quality of artwork we have available for sale is influenced by a number of factors not within our control. We have limited working capital and therefore expect to maintain low levels of acquired inventory.  Many of the artworks we expect to sell will be secured by us on a consignment basis or through student artists, and the availability of paintings from these sources are unpredictable and may cause significant variability in our financial results from period to period.

THE DEMAND FOR ART IS UNPREDICTABLE, WHICH MAY CAUSE SIGNIFICANT VARIABILITY OUR FINANCIAL RESULTS.

The demand for art is influenced not only by overall economic conditions, but also by changing trends in the art market as to which collecting categories and artists are most sought after and by the collecting preferences of individual collectors, all of which are difficult to predict and which may adversely impact our ability to obtain and sell artworks, potentially causing significant variability in our financial results from period to period.

THE VALUE OF ART IS SUBJECTIVE AND OFTEN FLUCTUATES, EXPOSING US TO LOSSES IN THE VALUE OF OUR INVENTORY AND SIGNIFICANT VARIABILITY IN OUR FINANCIAL RESULTS.

The art market is not a highly liquid trading market. As a result, the valuation of art is inherently subjective and the realizable value of art often fluctuates over time. Accordingly, we are at risk as to the realizable value of art held in inventory.

CERTAIN FACTORS RELATED TO OUR COMMON STOCK

BECAUSE OUR COMMON STOCK IS CONSIDERED A "PENNY STOCK," A STOCKHOLDER MAY HAVE DIFFICULTY SELLING SHARES IN THE SECONDARY TRADING MARKET.

Our Common Stock is subject to certain rules and regulations relating to "penny stock" (generally defined as any equity security that has a price less than $5.00 per share, subject to certain exemptions). Broker-dealers who sell penny stocks are subject to certain "sales practice requirements" for sales in certain nonexempt transactions (i.e., sales to persons other than established customers and institutional "accredited investors"), including requiring delivery of a risk disclosure document relating to the penny stock market and monthly statements disclosing recent price information for the penny stocks held in the account, and certain other restrictions. For as long as our Common Stock is subject to the rules on penny stocks, the market liquidity for such securities could be significantly limited. This lack of liquidity may also make it more difficult for us to raise capital in the future through sales of equity in the public or private markets.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, AND A STOCKHOLDER'S INVESTMENT IN OUR COMMON STOCK COULD SUFFER A DECLINE IN VALUE.

There could be significant volatility in the volume and market price of our Common Stock, and this volatility may continue in the future. Our Common Stock is listed on the over-the-counter Bulletin Board and there is a greater chance for market volatility for securities that trade on the OTC Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including the lack of readily available quotations, the absence of consistent administrative supervision of "bid" and "ask" quotations and generally lower trading volume. In addition, factors such as quarterly variations in our operating results, changes in financial estimates by securities analysts or our failure to meet our or their projected financial and operating results, litigation involving us, general trends relating to the gaming and cruise industries, actions by governmental agencies, national economic and stock market considerations as well as other events and circumstances beyond our control could have a significant impact on the future market price of our Common Stock and the relative volatility of such market price.

A LARGE NUMBER OF SHARES OF COMMON STOCK WILL BE ELIGIBLE FOR FUTURE SALE AND MAY DEPRESS OUR STOCK PRICE.

Our shares that are eligible for future sale may have an adverse effect on the price of our stock. As of September 30, 2010, there were 3,559,510 shares of our Common Stock outstanding. Also, we have issued warrants and other instruments to acquire 2,250,000 shares of our Common Stock. The average daily trading volume for our stock on the OTC Bulletin Board has been very low.  Sales of substantial amounts of Common Stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of Common Stock at prices that may be below the then current market price of the Common Stock, could adversely affect the market price of our Common Stock and could impair our ability to raise capital through the sale of our equity securities.

YOUR OWNERSHIP INTEREST, VOTING POWER AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE BECAUSE WE EXPECT TO ISSUE, A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK OR SECURITIES CONVERTIBLE OR EXERCISABLE INTO OUR COMMON STOCK.

In the future we expect to issue shares of Common Stock, options, warrants, preferred stock or other securities exercisable for or convertible into our Common Stock to raise money to expand our business. We continue to seek additional investors. If additional sales of equity occur, your ownership interest and voting power in us will be diluted and the market price of our Common Stock may decrease.

PROVISIONS IN OUR CERTIFICATE OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS, WHICH COULD REQUIRE US TO DIRECT FUNDS AWAY FROM OUR BUSINESS.

Our Certificate of Incorporation provides for the indemnification of our officers and directors.  We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director,  including reasonable  attorneys’  fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company.  Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the initiation or continued operation of our business, thereby affecting our ability to attain or maintain profitability.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DISTRACT OUR MANAGEMENT.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). These requirements place a strain on our systems and resources.  The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting.  We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and in the future will require a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadlines imposed by the Sarbanes-Oxley Act. If we fail to achieve and  maintain the adequacy of our internal controls, as such standards are modified,  supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will have the resources available to do so or that we will be able to do so in a timely fashion.

WE HAVE NO INTENTION OF PAYING DIVIDENDS.

We have never declared or paid any cash dividends on our Common Stock.  We currently intend to retain future earnings, if any, for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

FINANCIAL STATEMENTS

Reference is made to our financial statements for the years ended December 31, 2009 and December, 2008 (collectively our “Forms 10-K”), which are included as part of our Annual Reports on Form 10-K filed with the SEC on March 31, 2010 and March 31, 2009, respectively, and our financial statements for the six-month period ended on June 30, 2010, which are included as part of our quarterly report on Form 10-Q (our “Form 10-Q”)filed with the SEC on August 18, 2010 (collectively, our “Financial Statements”), each of which are incorporated herein by reference.  We also refer you to the sections of our Form 10-Q and Forms 10-K entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are incorporated herein by reference.  Please note that the information included in the Financial Statements on Forms 10-K and Form 10-Q relate to periods prior to the Transactions at which time we had no operations.  Therefore, we believe that these documents are not indicative of the Company’s risks or prospects at the present time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRETORS AND EXECUTIVE OFFICERS AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of September 30, 2010, certain information regarding the ownership of our voting securities by each stockholder known to our management to be (i) the beneficial owner of more than 5 percent of our outstanding Common Stock, (ii) our Directors, (iii) our named executive officers, and (iv) all executive officers and directors as a group. We believe that, except as otherwise indicated, the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares. Percentage of ownership is based on 3,599,510 shares of Common Stock issued and outstanding at September 30, 2010, plus, as to the holder thereof only and no other person, the number of shares of Common Stock which may be acquired on conversion of our preferred stock or are subject to options, warrants and convertible debentures exercisable or convertible within 60 days of September 30, 2010 by that person.

Name and Address of Beneficial Owner	Number of Shares of Beneficial Owner	Percent of Class
5 percent or Greater Stockholders:
David Chen-Te Yen (1) 11th Fl, 185, Ming Yo, 11th Street Tao Yuan, Taiwan	2,570,000	71.40%
Parsh Patel (2) 2095 E. Big Beaver Road Suite 200 Troy, MI 48083	10,000	0.28%
Syuan-Jhu Li (3) 11th Fl, 185, Ming Yo, 11th Street Tao Yuan, Taiwan	150,000	4.16%
Wan-Fang Lin (4) 11th Fl, 185, Ming Yo, 11th Street Tao Yuan, Taiwan	150,000	4.16%
Tzu Yung Hsu (5) 81, Fu Shan Street Tao Yuan, Taiwan	150,000	4.16%
I-Kai Su (6) No.5, Ln3, Jinlong Rd. Longtan Township Tao Yuan, Taiwan	-0-	-0-

All directors and executive officers as a group (6 persons):	3,030,000	84.16%

(1)	David Chen-Te Yen is the Company’s President and Chairman of the Board.

(2)	Parsh Patel is the Company’s Chief Executive Officer, Secretary and a Director.

(3)	Syuan-Jhu Li is a Director of the Company and will serve as the assistant manager of the branch office we are forming in Taiwan.

(4)	Wan-Fang Lin is a Director of the Company.

(5)	Tzu Yung Hsu is a Director of the Company and will serve as the manager of the branch office we are forming in Taiwan.

(6)	I-Kai Su is the Company’s Chief Financial Officer.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a)OF THE EXCHANGE ACT

We experienced a change in control on June 30, 2010, both at the stockholder and director levels as the result of the purchase of 35,095,100 (pre-reverse split) shares of our Common Stock, approximately 95.6 percent of our Common Stock which was issued and outstanding on that date, by 8 persons and the simultaneous reconstitution of our Board of Directors (collectively, the “Transactions”). On June 30, 2010, upon the closing of the Transactions, pursuant to the terms of a stock purchase agreement executed in connection with the sale and purchase of the subject shares (the “SPA”), our board of directors, which then consisted of Ralph Sheridan, Paul Sonkin and John Mallon, appointed David Chen-Te Yen, Wan-Fang Liu, Tzu-Yung Hsu, Ming-Cheng Lin, Syuan-Jhu Lin and Parsh Patel to our board of directors, effective upon the resignation of Ralph S. Sheridan, Paul Sonkin and John C. Mallon as members of our board of directors.  David Chen-Te Yen and Parsh Patel were appointed to serve as Class I members of the Board of Directors of the Company.  Syuan-Jhu Lin and Wan-Fang Lin were appointed to serve as Class II members of the Board of Directors of the Company. Tzu Yung Hsu was appointed to serve as a Class III member of the Board of Directors of the Company.

Ralph Sheridan, who was our President, Chief Executive Officer, Secretary and a director, John Mallon, who was a director and Paul Sonkin, who was a director, thereupon resigned from their respective director and officer positions. Because of the change in the composition of our board of directors and the sale of securities pursuant to the SPA, there was a change of control of our Company on June 30, 2010.

Our new Board of Directors appointed David Chen-Te Yen as our President and the Chairman of our board of directors and Parsh Patel as our Chief Executive Officer and Secretary.

The biographies of our Directors and Executive Officers are as follows:

Name	Age	Positions and Offices
Mr. David Chen-Te Yen 11th FL, 185 Ming Yo 11 Street Tao Yuan, Taiwan	44	President, Chairman and Director
Mr. Parsh Patel 43677 Nebel Trail, Clinton Township, Michigan 48083	56	Chief Executive Officer, Secretary; and Director
I-Kai Su No.5, Ln3, Jinlong Rd. Longtan Township Tao Yuan, Taiwan	29	Chief Financial Officer
Mr. Syuan-Jhu Lin 8 FL-2, 116 Liu Chuan East Road, Sec. 2 Taichung, Taiwan	49	Director and Taiwan Branch Office Assistant Manager
Mr. Wan-Fang Lin 11th FL, 185, Ming Yo 11 Street Tao Yuan, Taiwan	43	Director
Mr. Tzu-Yung Hsu Tzu-Yung Hsu 81, Fu Shan Street Tao Yuan, Taiwan	39	Director and Taiwan Branch Office Manager

Mr. David Chen-Te Yen has been our President and the Chairman of our Board of Directors since June 30, 2010.  Since July, 2007, Mr. Yen  has served as the Chief Executive Officer  ( Asian Division) of  Mineral Mining Corporation (a Colorado Public company listed on the Frankfurt Exchange) where his responsibilities include overseeing the company’s Asian operations, including merger and acquisitions, business development, planning, and administration. From 2003-2007 , Mr. Yen  served as the Chief Executive Officer of  De Yi Biotech Ltd., which  manufactures  environmental friendly containers and kitchen equipment (disposable bowls and dishes, etc.).   In addition to his responsibilities for day to day operations of the Company, Mr. Yen focused on   business development and research and development. From 1992-2003,  he  served as the  Chief Operating Officer of  Long Yen Funeral Services, which is the  largest crematory company in Taiwan, where he was responsible for the day to day operations of the  company. Mr. Yen was awarded a B. S. Degree from Taipei College of Maritime Technology. Mr. Yen has significant business connections in both the United States and East Asia which should be helpful to the Company in the future.

Mr. Parsh Patel has been our Chief Executive Officer and member of our Board of Directors since June 30, 2010.  Since 2008, Mr. Patel has served as Chief Technical Director of Android Inc. in Auburn Hills, Michigan.   From 2005 to 2008, he served as Chief Technical Officer of Avanti Systems, Inc. and while stationed in Taipei Taiwan and in ShangHai China he was responsible for manufacturing quality control and sequenced delivery.  Mr. Patel has over 20 years of business and system development and analyses experience with an emphasis on the design, development, and deployment of large-scale real-time transaction processing systems and applications.   Mr. Patel was awarded a B.S. in Chemistry and Mathematics from Grand Valley State University in 1975.  Mr. Patel has substantial experience in IT which should be helpful to the Company in the future.

Ms. Syuan-Jhu Lin has been a member of our Board of Directors since June 30, 2010.  Ms. Lin will serve as the assistant manager of the branch office we are forming in Taiwan. Since 2004, Ms. Li   has served as the Chief Executive Officer of Espoir Nature, Inc., a cosmetic and herbal medicine company based in Taiwan where she is responsible for the day to day operations of the company.  She was awarded a B.S. in accounting from National Open University in Taiwan.  Ms. Li’s experience in with day to day business operations should be helpful to the Company in the future.

Ms. Wan-Fang Lin has been a member of Board of Directors since June 30, 2010. Since 2004, Ms. Lin has served as the President of Natural Beauty Inc. of ShenZhen, China. Ms. Lin is in charge of the day to day operations of this company whose main products are cosmetics and other beauty products. The company,   headquartered in   Hong Kong, is a public company listed on the Hong Kong exchange.  Ms. Lin’s experience with day to day business operations should be helpful to the Company in the future.

Mr. Tzu-Yung Hsu has been a member of Board of Directors since June 30, 2010. Mr. Hsu will serve as the manager of the branch office we are forming in Taiwan. Since 1998, Mr. Hsu has served as the Chief Executive Officer of Guo-Xun Marketing Consultant, Inc. The main focus of the company is web design, IT services, marketing and consulting for small to medium sized companies from various industries in Taiwan.  Mr. Hsu’s business experience, particularly in sales and marketing, should be helpful to the Company in the future.

Mr. I-Kai Su has been our Chief Financial Officer since October 11, 2010. From 2009 to July 2010, Mr. Su served as Financial Officer of Minerals Mining Co., Ltd., Asia division where his responsibilities included banking, other financial activities, and client relationships. From June 2008 to February 2009, Mr. Su served as stock broker for IBT Securities. From January 2008 to February 2008, Mr. Su served as a loan officer for Cathay United Bank where his responsibilities included marketing of loans, credit cards, funds, and insurance. From March 2007 through December 2007, Mr. Su worked for Nan-Shan Life Co., as an insurance officer proving advice to clients with respect to investment linked insurance products, life insurance and other insurance related products.  Prior to that, Mr. Su attended the University of Wollongong from which he was awarded a Master Degree in Finance. While pursuing his education Mr. Su worked part-time in the real estate field doing market research and monitoring real estate investment possibilities in Australia for Lou Yin Zhen Land and Law Agent Office.

The following consultants are expected to make a significant contribution to the Company’s business.

Mr. Yuan-Hao Chang, has been our Public Relation Consultant since June 30, 2010.  Because he travels a great deal, he also coordinates some of the Company’s activities on behalf of the Company’s officers and Board of Directors.  Mr. Chang is an entertainer well known as an actor and singer in Taiwan and mainland China.  Since 2007, Mr. Chang has been the host of a weekly television show in Taiwan.  Mr. Chang has many connections in the art and entertainment industries which we expect will be of assistance to us.

Mr. Yung Chien Wu has been our Chief Art Consultant since August 1, 2010. From 2006 to July 2010, Mr. Wu has served as representative of Yoken Corporation Identity Co., Ltd. in Shang-Hai (a consulting firm specializing in creation and maintenance of corporate branding and images) where his responsibilities included overseeing the firm’s operations, planning, and administration.  From 2004-2005, Mr. Wu served as an adviser to MD Corporation Identity Co., Ltd. where his responsibilities included brand management and developing and maintaining the corporation’s image.  He also was responsible for specific projects.  Mr. Wu also owns and operates a consulting firm, Yong Jian Corporate Image Planning & Consulting Ltd.  Mr. Wu designed “Hai-Bao” the mascot of the Shanghi Expo, the 2010 world’s fair.  Mr. Wu has also taught art and design in several well-know universities in China. Through teaching, Mr. Wu has developed relationships with university staff and many up and coming young artists. Mr. Wu is well known designer and artist in mainland China and Taiwan.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, BOARD COMMITTEES AND CORPORATE GOVERNANCE

BOARD COMPOSITION

Our Board of Directors consists of five (5) directors. The Company is not a listed issuer whose securities are listed on a national securities exchange, or an inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Under NASDAQ Rule 5605(a)(2)(A), a director is not considered to be independent if he or she also is an executive officer or employee of the corporation. Under such definition, our directors, David Chen-Te Yen, Parsh Patel, Syuan-Jhu Lin and Tzu-Yung Hsu would not be considered independent as they also serve as either executive officers or employees of the Company. Our director Wan-Fang Lin would be considered independent. Our Board has determined that it has no "independent directors" under the corporate governance rules and regulations of NASDAQ. Presently we are not required to comply with the director independence requirements of any national securities exchange.  Prior to having our securities listed on any national securities exchange, we would appoint directors that meet the independence requirements of the applicable exchange.

COMMITTEES OF THE BOARD

Since the Company's Common Stock is quoted on the OTC Bulletin Board, the Board has no immediate plans or need to establish an audit committee with a financial expert or a compensation committee to determine guidelines for determining the compensation of its executive officers or directors. For similar reasons, the Company has not adopted a written policy for considering recommendations from stockholders for candidates to serve as directors or with respect to communications from stockholders.

BOARD MEETINGS AND STOCKHOLDER COMMUNICATIONS

The Board conducted all of its business and approved all corporate action during the fiscal year ended December 31, 2009 by the unanimous written consent of its members, in the absence of formal board meetings.  Holders of the Company’s securities can send communications to the board via mail or telephone to the President at the Company’s principal executive offices.  The Company has not yet established a policy with respect to Board members’ attendance at the annual meetings.  A stockholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our President at the address appearing on the first page of this Information Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities, to file report of beneficial ownership and changes in beneficial ownership of the Company’s securities with the SEC on Forms 3 (initial Statement of Beneficial Ownership), 4 (Statement of Changes of Beneficial Ownership of Securities) and 5 (Annual Statement of Beneficial Ownership Securities).  Directors, executive officers and beneficial owners of more than 10 percent of the Company’s Common Stock are required by SEC regulations to provide the Company with copies of all Section 16(a) forms that they file.  Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports were required, the Company believes that each current officer, director and beneficial owner of 10 percent or more of the Company’s securities filed a Form 3 with the SEC and has had no change of ownership since such filing and that all of such persons has complied with the Section 16(a) filing requirements applicable to them.

CODE OF ETHICS

The Company has adopted a written code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer and any persons performing similar functions. The Company will provide a copy of its code of ethics to any person without charge upon written request addressed to 209 E. Big Beaver Road, Suite 200, Troy, MI 48083.

COMPENSATION OF EXECUTIVE OFFICERS

The following table shows for fiscal years ended December 31, 2009 and 2008, respectively, certain compensation awarded or paid to, or earned by, our prior President and Chief Executive Officer (the "Named Executive Officer). None of our current executive officers have received a salary or benefits since the consummation of the Transaction although we may compensate them for services in the future.

None of our executive officers earned more than $100,000 in salary and bonus for the 2009 or 2008 fiscal years. We did not grant options to acquire shares of our Common Stock to them during the period indicated.

SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)

Ralph Sheridan	2009	$—	$—	$—	$—	$—
President; Chief Executive Officer; Secretary and Director (1)	2008	—	—	—	—	—

(1)  Mr. Sheridan served as our President until the consummation of the Transaction on June 30, 2010.

INCENTIVE PLANS

We have not adopted a stock incentive or similar plan.

PENSION BENEFITS

There were no pension benefit plans in effect in 2009 or 2008.

NONQUALIFIED DEFINED CONTRIBURTION AND OTHER NONQUALIFIED DEFERRED COMPENSATION PLANS

There were no nonqualified defined contributions or other nonqualified deferred compensation plans in effect in 2009 or 2008.

OPTION GRANTS IN LAST FISCAL YEAR

We did not grant to the Named Executive Officer options to purchase shares in fiscal 2009 or 2008.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

None of our officers held options to purchase shares of our Common Stock during fiscal 2009 or 2008.

EMPLOYMENT AGREEMENTS

We have entered into an employment agreement with Mr. Su, our Chief Financial Officer, and Mr. Hsu and Ms. Lin who will serve as the manager and assistant manager of the branch office we will form in Taiwan. We have entered into employment agreements with each of our other employees.  Each of these agreements may be terminated on 30-days notice by either party.  The highest fixed salary paid to any employee of the Company is $2,500 per month.

DIRECTOR COMPENSATION

We have not compensated our Board members for their participation on the Board and do not have any standard or other arrangements for compensating them for such services.   We may issue shares of our Common Stock or options to acquire shares of our Common Stock to members of our Board of Directors in consideration for their services as members of our Board of Directors.  We do expect to reimburse Directors for expenses incurred in connection with their attendance at meetings of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On May 12, 2009, the Company, received loans in the aggregate amount of $24,000, of $6,000 from each of Ralph Sheridan (an officer and director of the Company until June 30, 2010), William McCluskey (an owner of more than 5 percent of our Common Stock until June 30, 2010), Hummingbird Value Fund, LLP (affiliated with an owner of more than 5 percent of our Common Stock until June 30, 2010) and FI Investment Group, LLC (an owner of more than 5 percent of our Common Stock until June 30, 2010)(the “Noteholders”).  The Company issued promissory notes (the “Notes”) to each of the Noteholders, pursuant to which the principal amounts thereunder accrued interest at an annual rate of 10 percent, and such principal and all accrued interest was due and payable on or before the earlier of (i) May 12, 2017 or (ii) the date the Company consummated a business combination with a private company in a reverse merger or reverse takeover transaction or other transaction after which the company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  The Notes were cancelled upon the closing of the Transactions.

On June 18, 2009, the Company repurchased an aggregate of 1,200,000 shares of its Common Stock from HCFP Brenner Holdings, LLC (“HCFP”) for an aggregate purchase price equal to $30,000 and pursuant to the terms and conditions contained in that certain repurchase agreement (the “Repurchase Agreement”).  HCFP was the underwriter in the Company’s initial public offering. The Repurchase Agreement is filed as Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 24, 2009 and incorporated herein by reference.

On June 18, 2009, the Company sold 1,200,000 shares of its Common Stock, to Tarsier Nanocap Value Fund LP.  The Company sold such shares of Common Stock to Tarsier for an aggregate purchase price equal to $30,000. The Purchase Agreement related to this transaction is filed as Exhibit 10.2 to the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009 and is incorporated herein by reference.

On November 13, 2009, the Company offered and sold an aggregate of 30,000,000 shares of Common Stock for an aggregate purchase price of $30,000, to Ralph S. Sheridan, an officer and director of the Company and three of the Company’s stockholders, William McCluskey, Tarsier Nanocap Value Funds, L.P. and FI Investment Group, LLC, each of which owned more than 5 percent of our Common Stock until June 30, 2010, pursuant to the terms and conditions set forth in the form of common stock purchase agreement, attached as Exhibit 10.3 to the Company’s Form 10-Q filed for the quarter ended September 30, 2009.

On July 23, 2010, two stockholders, one of which, David Chen-Te Yen owns approximately 71.5 percent of our Common Stock, lent the Company an aggregate of $500,000 ($300,000 of which was from David Chen-Te Yen)which amounts are evidenced by demand promissory notes bearing interest at the rate of 8 percent per annum, compounded daily.

Except as otherwise indicated herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-K.

LEGAL PROCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either their results of operations, financial position, or cash flows.

MARKET FOR THE COMPANY'S COMMON EQUITY, RELATED STOCKHOLDERS MATTERS AND ISSUER PURCHASERS OF EQUITY SERCURITIES AND SMALL ISSUER PURCHASE OF EQUITY SECURITIES

MARKET FOR OUR COMMON STOCK
AND RELATED
STOCKHOLDER MATTERS

COMMON STOCK

Our Certificate of Incorporation authorizes the issuance of up to 100,000,000 shares of Common Stock, par value $.0001 per share (the “Common Stock”).  The Common Stock trades on the OTC Bulletin Board under the symbol GHAA.  Our Class B Common Stock traded on the OTC Bulletin Board until trading was halted on February 1, 2008.  Quarterly high and low bid prices for our Common Stock were as follows for the quarterly periods indicated:

Quarter Ending:

2008 Calendar Year:

3/31/08	6/30/08	9/30/08	12/31/08
$ 0.48-0.38	$ 0.38-0.15	$ 0.15-0.07	$ 0.07

2009 Calendar Year:

3/31/09	6/30/09	9/30/09	12/31/09
$ 0.07	$ 0.011-$0.07	$ 0.011-.$0.10	$ 0.0121-$0.03

2010 Calendar Year:

3/31/10	6/30/10	9/30/10
$0.20 - $0.21	$0.05 - $0.05	$0.10 - $0.51

The quarterly highs and lows are not provided with respect to Class B Common Stock because trading of the Class B Common Stock was halted on February 1, 2008.

As of September 30, 2010 the last closing bid price for our Common Stock was $0.10 per share.

Security Holders

On the close of business on September 30, 2010, taking into account the 10 for 1 reverse split of our Common Stock, there were 3,595,010 shares of our Common Stock outstanding, which were held of record by approximately 11 stockholders, not including persons or entities that hold the stock in nominee or "street" name through various brokerage firms.

DIVIDEND POLICY

The Company has not declared or paid any cash dividends on its Common Stock and does not intend to declare or pay any cash dividends in the foreseeable future. The payment of dividends, if any, is within the discretion of the Board of Directors and will depend on the Company’s earnings, if any, its capital requirements and financial condition and such other factors as the Board of Directors may consider.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company does not have any equity compensation plans or any individual compensation arrangements with respect to its Common Stock or preferred stock. The issuance of any of our common or preferred stock is within the discretion of our Board of Directors, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

RECENT SALES OF UNREGISTERED SECURITIES

On October 20, 2008, we sold 2,400,000 shares of our Common Stock (pre Reverse Split), at a purchase price of $0.05 per share to certain investors and raised gross proceeds of $120,000. The Company applied the offering proceeds for working capital and general corporate purposes.  With respect to the transaction, the Company entered into voting trust agreements with each of the investors who acquired these shares granting full power to vote the shares to the trustees named therein. The voting trust agreements terminated on consummation of the Transactions.

On October 23, 2008, we received conversion notices from the holders of our convertible promissory notes due February 28, 2009. Pursuant to the terms of the notes, the outstanding principal amounts owed to the holders under the convertible promissory notes were converted into an aggregate of 2,400,000 shares of the Company's Common Stock (pre Reverse Split) at a conversion price of $0.05 per share.

On June 18, 2009, we sold 1,200,000 shares of our Common Stock (pre Reverse Split) to Tarsier Nanocap Value Fund LP for an aggregate purchase price of $30,000. The Purchase Agreement is filed as Exhibit 10.2 to the Company’s Current report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009 and is incorporated herein by reference.

On November 13, 2009, we sold an aggregate of 30,000,000 shares of our Common Stock (pre Reverse Split)for an aggregate purchase price of $30,000, to Ralph S. Sheridan, an officer and director of the Company and three of the Company’s stockholders, William McCluskey, Hummingbird Value Funds LP and FI Investment Group, LLC pursuant to the terms and conditions set forth in the form of common stock purchase agreement, attached as Exhibit 10.3 to the Company’s Form 10-Q filed for the quarter ended September 30, 2009 and is incorporated herein by reference.

No brokers or finders were used, and no commissions or other fees have been paid by the Company regarding the sale and issuance of Common Stock described above. The issuances were made in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

No securities have been issued for services. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No services were performed by any purchaser as consideration for the shares issued.

ISSUER PURCHASES OF EQUITY SECURITIES

On June 18, 2009, the Company repurchased an aggregate of 1,200,000 shares of its Common Stock (pre Reverse Split)from HCFP Brenner Holdings, LLC, the underwritten in the Company’s IPO, for an aggregate purchase price of $30,000 pursuant to the terms and conditions contained in that certain repurchase agreement filed as exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 24, 2009 and incorporated herein by reference.

DESCRIPTION OF SECURITIES

As of the close of business on September 30, 2010, our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.0001 per share, of which there are approximately 3,599,510 shares issued and outstanding and 5,000 shares of Preferred Stock, no shares of which are outstanding.

COMMON STOCK

The Company’s articles of incorporate were amended to increase the authorization to issue shares of Common Stock from 40,000,000 to 80,000,000 on June 16, 2008 and from 80,000 to 100,000,000 on August 27, 2010. The Company effected a one for ten reverse stock split on August 27, 2010 (the “Reverse Split”).  As of September 30, 2010, there were 3,599,510 shares of the Company's Common Stock issued and outstanding and 120,000 shares of Common Stock held in treasury.

As of September 30, 2010, there are 94,150,490 shares of Common Stock available for future issuance, after appropriate reserves of approximately 2,250,000 for the issuance of Common Stock in connection with the Class W Warrants and Class Z Warrants, the Underwriters Purchase Option and the officer’s and director’s Class W Warrants and Class Z Warrants. Except for the foregoing, the purchase price of our Common Stock on issuance of these securities range from $50 per share to $55 per share.  The Company currently has no commitments to issue any shares of Common Stock.

Holders of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board and are entitled to share ratably, as a single class, in all of the assets of the Company available for distribution to holders of Common Stock on the liquidation, dissolution or wind up of the affairs of the Company. Holders of Common Stock do not have preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions for the benefit of the Common Stock in the Company’s Certificate of Incorporation. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

PREFERRED STOCK

Our certificate of incorporation provides our Board of Directors  with authority to issue shares of preferred stock in series and, by filing a certificate of designations, preferences and rights under Delaware law, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by our stockholders. Any shares of preferred stock so issued are likely to have priority over our Common Stock with respect to dividend and/or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the Common Stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

WARRANTS

In addition to shares of Common Stock common outstanding as of July 31, 2010, the following shares of Common Stock are reserved for issuance pursuant to outstanding warrants:

•
1,633,000 shares of Common Stock underlying the outstanding Class W and Class Z warrants sold in the IPO. Specifically, these shares of Common Stock reserved for issuance relate to 575,000 shares underlying the Class Z warrants and 1,058,000 shares underlying the Class W warrants. We refer to these warrants as the “IPO Warrants.”

•
495,000 shares of Common Stock underlying the outstanding Class W and Class Z warrants issued to former officers and directors of the Company. Specifically, an aggregate of 247,500 Class W warrants and 247,500 Class Z warrants were sold to former officers and directors for an aggregate of $247,500 (or a purchase price of $.05 per warrant). These warrants have the same terms as the other Class Z and Class W warrants, including an exercise price of $50 per share. We refer to these warrants as the “Affiliate Warrants.”

•
122,000 shares of Common Stock underlying the outstanding IPO underwriter’s purchase option. The terms of this option, which we refer to as the “Underwriter’s Purchase Option,” are described in more detail below.

Class W Warrants.

Each Class W warrant entitles the registered holder to purchase one share of our Common Stock at a price of $50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a Business Combination as further described in the IPO registration statement; and

•	March 8, 2007.

The Class W warrants will expire on March 7, 2011.

Class Z Warrants

Each Class Z warrant entitles the registered holder to purchase one share of our Common Stock at a price of $50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a Business Combination as further described in the IPO registration statement, and

•	March 8, 2007.

The Class Z warrants will expire on March 7, 2013.

The exercise price and number of shares of Common Stock issuable on exercise of the Class W warrants and Class Z warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the Reverse Split and the number of shares of Common Stock purchasable under the Class W and Class Z warrants reduced tenfold and the exercise prices increased tenfold. However, the Class W warrants and Class Z warrants will not be adjusted for issuances of Common Stock at a price below their respective exercise prices.

No warrants will be exercisable unless at the time of exercise a prospectus relating to Common Stock issuable upon exercise of the warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and to maintain a current prospectus relating to Common Stock issuable upon exercise of the warrants until the expiration of the warrants. However we have not done so, since we do not believe it to be likely that the warrants will be exercised given the current price of our Common Stock is significantly below the exercise price of the warrants.

No fractional shares will be issued upon exercise of the Class W warrants or the Class Z warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

UNDERWRITER’S PURCHASE OPTION

In connection with the IPO, we issued an option for consideration of $100 to HCFP/Brenner Securities LLC, the underwriter of the IPO, to purchase up to a total of 25,000 Series A units and/or 230,000 Series B units. The Series A units and Series B units issuable upon exercise of this option are identical to those offered in connection with the IPO, except that the exercise price of the warrants included in the units is $55 per share and the Class Z warrants shall be exercisable by the representative for a period of only five years from the date of the IPO and expire on March 7, 2011. This option is exercisable at $14.025 per Series A unit and $16.665 per Series B unit, and may be exercised on a cashless basis, commencing on the later of the completion of a Business Combination with a target business and one year from the date of the IPO and expiring on March 7, 2011. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of the IPO with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of Series A units and Series B units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. Such adjustment occurred as a result of the Reverse Split and the number of shares of Common Stock purchasable under the A and B Units was reduced from 1,220,000 shares to 122,000 shares.  However, the option will not be adjusted for issuances of Common Stock at prices below the option exercise price.

TRANSFER AGENT AND WARRANT AGENT

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation provides that we will indemnify, including for attorney’s fees and other expenses, to the fullest extent permitted by law any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or employee of our company or serves or served at our request as a director, officer, partner, employee or trustee of another corporation or entity or enterprise.

Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. Such expenses (including attorneys’ fees which are not advanced under the provisions of our certificate of incorporation) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Company deems appropriate.

We may enter into agreements to indemnify our directors, officers and employees, in addition to the indemnification provided for in our certificate of incorporation. These agreements, among other things, could indemnify our directors and officers for certain expenses (including advancing expenses for attorneys' fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by us or in our right, arising out of such person's services as a director, officer or employee of the Company, any subsidiary of ours or any other company or enterprise to which the person provides services at our request. In addition, we may, in the future, secure insurance providing indemnification for our directors and officers for certain liabilities. We believe that these indemnification provisions and agreements and related insurance are necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)
Financial Statements

Our Financial Statements for the years ended December 31, 2009 and December, 2008 (collectively our “Forms 10-K”), which are included as part of our Annual Reports on Form 10-K filed with the SEC on March 31, 2010 and March 31, 2009, respectively, and our unaudited financial statements for the six-month period ended on June 30, 2010, which are included as part of our quarterly report on Form 10-Q (our “Form 10-Q”)filed with the SEC on August 18, 2010 (collectively, our “Financial Statements”), are incorporated herein by reference.

(b) Exhibits	Description

*3.1	Amended and Restated Certificate of Incorporation

**3.2	By-laws

****3.3	Certificate of Amendment of Certificate of Incorporation filed August 27, 2010

****10.1	Lease Agreement dated August 25, 2010 between the Company and the landlord with respect to the art gallery located in Luzhu Township, Taiwan.

****10.2	Contract of sale dated August 20, 2010 between the Company and Cheng Ban Interior Design Ltd. with respect to furniture and fixtures and other items to be used in the gallery.

****10.3	Contract of sale dated August 20, 2010 between the Company and Mr. Yung Chien Wu for the purchase of seven paintings.

****10.4	Consignment Sale Agreement dated August 1, 2010 between the Company and Mr. Yung Chien Wu with respect to ten paintings.

****10.5	Form of Employment Agreement between the Company and various employees.

***14	Code of Ethics

****16.1	Letter from Accountants.

*	Filed as an exhibit to the Company's report on Form 8-K, filed with the Securities and Exchange Commission on February 1, 2007 and incorporated herein by this reference.

**	Filed as an exhibit to the Company’s registration statement on Form S-1, as filed with the Securities and Exchange Commission on February 1, 2006 and incorporated herein by this reference.

***	Incorporated by reference to the Company’s Registration Statement and available on the Company’s website, www.goodharborpartners.com.

****	Filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 12, 2010	UAN CULTURAL & CREATIVE CO., LTD. (Registrant)

/s/ Parsh Patel
Parsh Patel, Chief Executive Officer